Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Emilio Ragosa

February 23, 2023

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 601
Baltimore, MD 21205

Re:	MyMD Pharmaceuticals, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as New Jersey counsel to MyMD Pharmaceuticals, Inc., a New Jersey corporation (the “Company”), in connection with the sale by the Company of (i) 15,000 shares of the Company’s Series F Convertible Preferred Stock, without par value and with stated value equal to $1,000 per share (the “Shares”), which, pursuant to the terms of the Securities Purchase Agreement (as defined below), are convertible into shares (the “Conversion Shares”) of the Company’s common stock, without par value (“Common Stock”) and (ii) warrants (the “Warrants”) to purchase an aggregate of up to, subject to adjustment, 6,651,885 shares of Common Stock (the “Warrant Shares” and, together with the Shares, the Conversion Shares and the Warrants, the “Securities”) pursuant to that certain registration statement on Form S-3 (Registration No. 333-254698), as filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Securities and Exchange Commission (the “SEC”) on May 11, 2021 (including information deemed incorporated by reference therein in accordance with the applicable rules of the SEC, the “Registration Statement”), and the prospectus contained therein, as supplemented by the prospectus supplement dated February 21, 2023 (the “Prospectus Supplement”), pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated February 21, 2023 between the Company and each purchaser identified on the signature pages thereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

In connection with this opinion letter, we have examined the Registration Statement (including the prospectus contained therein), the Prospectus Supplement, the Securities Purchase Agreement, the Certificate of Designations submitted to the Secretary of State of New Jersey on February 22, 2023, the form of Warrant and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, the Bylaws, the Unanimous Written Consent of the Board of Directors of the Company dated February 21, 2023, the minutes of meetings of the stockholders and the Board of Directors, as provided to us by the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that upon (i) the due and proper exercise of the Warrants and payment in full to the Company of the exercise price for the Warrant Shares required therefor, in accordance with the terms of the Warrants, a sufficient number of shares of Common Stock will be authorized and available for issuance and (ii) conversion of the Shares into the Conversion Shares in accordance with the Certificate of Designations, a sufficient number of shares of Common Stock will be authorized and available for issuance

Based upon the foregoing, we are of the opinion that (i) the Shares and the Warrants have been duly authorized and are validly issued, fully paid and nonassessable, (ii) the Conversion Shares and the Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, (iii) the Warrant Shares, if and when issued and delivered by the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, and (iv) the Conversion Shares, if and when issued and delivered by the Company in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the New Jersey Business Corporation Act.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2023 and its incorporation by reference into the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)